Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC USA 20549

Re:	SGB International Holdings Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated July 31, 2009, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the all the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

CHARTERED ACCOUNTANTS

Vancouver, Canada

 July 31, 2009